Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Integral Ad Science Holding LLC of our report dated March 31, 2021 relating to the financial statements of Integral Ad Science Holding LLC (formerly known as Kavacha Topco, LLC), which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

June 21, 2021